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                                                                     Exhibit 4.7

                      AMENDMENT NO. 4 TO CREDIT AGREEMENT
                         Dated as of December 29, 1997


          THIS AMENDMENT NO. 4 TO CREDIT AGREEMENT ("Amendment") is made as of December 29, 1997 by and among TOKHEIM CORPORATION, an Indiana corporation (the "Company"), certain of the Company's Subsidiaries listed on the signature pages hereof (the "Other Borrowers"), the financial institutions listed on the signature pages hereof (the "Lenders") and NBD BANK, N.A., in its individual capacity as a Bank and as agent (the "Agent") on behalf of the Lenders under that certain Credit Agreement dated as of September 3, 1996 by and among the Company, the Other Borrowers, the Lenders and the Agent (as amended, the "Credit Agreement"). Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

                                  WITNESSETH

          WHEREAS, the Company, the Other Borrowers, the Lenders and the Agent are parties to the Credit Agreement;

          WHEREAS, the Company has requested that the Lenders amend the Credit Agreement in certain respects; and

          WHEREAS, the Lenders and the Agent are willing to amend the Credit Agreement on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Other Borrowers, the Lenders and the Agent have agreed to the following amendments to the Credit Agreement.

     1. Amendments to Credit Agreement. Effective as of December 29, 1997 and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

          1.1 Section 2.1.1(iii) of the Credit Agreement is hereby amended by adding the following language at the end of the first sentence thereof:

          "plus at any time between December 29, 1997 and June 30, 1998 $12,000,000 to the extent that the French Borrowing Base exceeds the aggregate amount of all outstanding Loans and Swing Loans made to the French Borrowing Subsidiaries together with all outstanding L/C Obligations to the French Borrowing Subsidiaries (calculated without duplication) by not less than $12,000,000 or the Dollar Amount thereof."

          1.2 Section 6.14 of the Credit Agreement is hereby amended by adding the following at the end thereof:

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          "Promptly after the Company's acquisition thereof, Management
          Solutions, Inc. will guaranty the Obligations pursuant to a guaranty substantially identical to those previously executed by the Guarantor Subsidiaries."

          1.3 Section 6.17 of the Credit Agreement is hereby amended by adding the following new subsection (viii) at the end thereof:

          "(viii) the acquisition of Management Solutions, Inc."

     2. Conditions of Effectiveness. This Amendment shall become effective and be deemed effective as of December 29, 1997, if, and only if, the Agent shall have received each of the following:

          (a) duly executed originals of this Amendment from the Company, the Other Borrowers and the Required Lenders;

          (b) payment of the fee as provided in the Agent's letter to the Lenders dated December 19, 1997; and

          (c) such other documents, instruments and agreements as the Agent may reasonably request.

     3. Representations and Warranties of the Company. The Company and the Other Borrowers hereby represent and warrant as follows:

          (a) This Amendment and the Credit Agreement as previously executed and amended and as amended hereby, constitute legal, valid and binding obligations of the Company and the Other Borrowers and are enforceable against the Company and the Other Borrowers in accordance with their terms.

          (b) Upon the effectiveness of this Amendment, the Company and the Other Borrowers hereby reaffirm all covenants, representations and warranties made in the Credit Agreement, to the extent the same are not amended hereby, and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

     4.   Reference to the Effect on the Credit Agreement.

          (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement dated as of September 3, 1996, as amended previously and as amended hereby.

          (b) Except as specifically amended above, the Credit Agreement dated as of September 3, 1996 and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or any of

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the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

     5. Costs and Expenses. The Company agrees to pay all reasonable costs, fees and out-of-pocket expenses (including attorneys' fees and expenses charged to the Agent) incurred by the Agent in connection with the preparation, execution and enforcement of this Amendment.

     6. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of law provisions) of the State of Illinois.

     7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     8. Counterparts. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

                                        TOKHEIM CORPORATION

                                        By:  /s/ William D. Shank
                                           -----------------------------------
                                        Title:   Vice President
                                              --------------------------------


                                        SOGEN S.A., as a Borrower

                                        By: /s/ John A. Negovitch
                                           -----------------------------------
                                        Title:  Director
                                              --------------------------------


                                        SOFITAM INTERNATIONAL S.A.,
                                         as a Borrower

                                        By: /s/ John A. Negovitch
                                           -----------------------------------
                                        Title:   Director
                                              --------------------------------


                                        SOFITAM EQUIPEMENT S.A.,
                                         as a Borrower

                                        By: /s/   John A. Negovitch
                                           -----------------------------------
                                        Title:    Director
                                              --------------------------------

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                                     NBD BANK, N.A., as a Lender, an Issuing
                                      Lender, a Swing Line Lender and as Agent

                                     By:  /s/  John Otteson
                                        -----------------------------------
                                     Title:    Vice President
                                           --------------------------------


                                     THE FIRST NATIONAL BANK OF CHICAGO,
                                      LONDON BRANCH, as a Lender with respect
                                      to the French Borrowing Subsidiaries

                                     By:
                                        -----------------------------------
                                     Title:
                                           --------------------------------


                                     CREDIT LYONNAIS, CHICAGO BRANCH,
                                      as a Lender

                                     By:  /s/  Sandra E. Horwitz
                                        -----------------------------------
                                     Title:  Senior Vice President
                                           --------------------------------

                                     HARRIS TRUST AND SAVINGS BANK,
                                      as a Lender

                                     By:  /s/  Peter Krawchuk
                                        -----------------------------------
                                     Title:  Vice President
                                           --------------------------------

                                     BANK OF MONTREAL, LONDON BRANCH,
                                      as a Lender with respect to the French
                                      Borrowing Subsidiaries

                                     By:
                                        -----------------------------------
                                     Title:
                                           --------------------------------

                                     BANK OF AMERICA NT & SA (formerly Bank of
                                      America Illinois) as a Lender

                                     By:  /s/  Paul A. O'Mara
                                        -----------------------------------
                                     Title:  Senior Vice President
                                           --------------------------------


                                     BANK OF AMERICA NT & SA, LONDON
                                      BRANCH, as a Lender with respect to the
                                      French Borrowing Subsidiaries


                                     By:  /s/  P. Marechal
                                        -----------------------------------
                                     Title:    Vice President
                                           --------------------------------


                                     SOCIETE GENERALE, as a Lender

                                     By:  /s/
                                        -----------------------------------
                                     Title:    Vice President
                                           --------------------------------

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